Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated July 27, 2023, in the Registration Statement (Form S-1) and related Prospectus of Korro Bio, Inc. for the registration of 2,077,864 shares of its common stock.

/s/ Ernst & Young LLP

Boston, Massachusetts
December 1, 2023